                                                                   EXHIBIT 10(k)

1




                             EMPLOYMENT AGREEMENT

           AGREEMENT, dated February 28, 1997, between The Hertz Corporation, a Delaware corporation (the "Corporation"), and Craig R. Koch the "Executive").

           WHEREAS, the Corporation currently employs the Executive in the capacity of President and Chief Operating Officer and the Executive is a key executive officer of the Corporation; and

           WHEREAS, the Corporation desires that the Executive continue in the employ of the Corporation in his present position, or other senior executive position, and the Executive desires to continue to be so employed, and both parties are willing to make a commitment to continue this employment relationship for the term of this Agreement, as set forth in Section 2 hereof (the "Term");

           NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereby agree as follows:

1. Employment.
           The Corporation hereby agrees to continue to employ and engage the services of the Executive during the Term as an executive officer of the Corporation and the Executive agrees to serve the Corporation in such capacity and position during the Term.

2.  Term.
           The Term shall consist of a period commencing on the date hereof and ending on April 30, 2002; provided, however, that commencing May 1, 1998 and every May 1 thereafter the Term shall be automatically extended for one (1) additional year unless not later than December 31 of the preceding year the Corporation or the Executive shall have given notice not to extend; provided, further, that in no event shall the original or extended term of this Agreement extend beyond the Executive's normal retirement date under

2




the Corporation's retirement policies existing on the date hereof or under any policy established for the Executive with his consent.

1. Position and Duties.
           (a) At the present time, Executive is President and Chief Operating Officer of the Corporation. During the Term, the Executive's position, duties and responsibilities shall be those of a senior executive of the Corporation, recognizing that, notwithstanding any provision of the Agreement to the contrary, the Corporation shall have the absolute right to modify or change the position, duties, responsibilities and title of the Executive in any respect; provided, however, that the Executive shall continue to be employed in a senior executive capacity during the Term.

           (b) The Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to promote the interests of the Corporation and to perform faithfully and efficiently the responsibilities assigned to him in accordance with the terms of this Agreement, to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled. It is expressly understood and agreed that the Executive's continuing service on any boards and committees with which he shall be connected, as a member or otherwise, as of the date hereof, or any such service approved by the Corporation during the term of employment, shall not be deemed to interfere with the performance of the Executive's services for the Corporation pursuant to this paragraph (b).

           (c) During the Term and so long as any payments are being made under
Section 4 hereof, the Executive shall refrain from engaging in any activity that is directly or indirectly in competition with any activity, or is inimical to the bests interests, of the Corporation or any of its subsidiaries or affiliates.


4. Compensation and Other Terms of Employment.
           (a) Base Salary. During the Term, the Executive shall receive an annual base salary ("Base Salary"), payable in equal installments not less frequently than twice per month, at an annual rate at least

3




equal to the aggregate annual base salary payable to the Executive by the Corporation and any of its affiliated companies as of the date hereof. The Base Salary shall be reviewed and may be increased at any time and from time to time in accordance with the Corporation's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Corporation hereunder, and after any such increase the Base Salary shall not be reduced from such increased level during the Term. As used in this Agreement, the term "affiliated companies" shall mean any company (or other business entity) controlling, controlled by, or under common control with the Corporation.

           (b) Incentive Compensation. As further compensation, the Executive will be eligible for awards ("Incentive Compensation") under the Corporation's bonus and incentive compensation plans determined on no less favorable a basis than those provided to the Executive under such plans as in effect as of the date hereof.

           (c)  Retirement, Savings and Stock Option Plans.   In addition to
the Base Salary and Incentive Compensation payable as hereinabove provided, during the Term the Executive shall be entitled to participate in all savings, stock option, retirement and employee welfare and benefit plans and programs, and fringe benefit, vacation, sick leave, insurance and perquisite policies, on a basis providing him with the opportunity to receive aggregate compensation and benefits, on a before-tax basis, not less favorable than those provided by the Corporation and its affiliated companies to the Executive under such plans, programs and policies as in effect as of the date hereof. Nothing herein shall be construed to prevent the Corporation or such affiliated companies from amending or altering any such plans or programs so long as the Executive continues to have the opportunity to receive aggregate compensation and benefits, on a before tax basis, at a level not less favorable than those currently provided. All existing agreements between the Corporation and the Executive providing for special pension, retirement or similar benefits are automatically continued for the Term. Any rights to benefits which become vested under the terms of such plans, programs, policies and agreements but which are to be paid or provided in future periods shall continue to be so vested notwithstanding the prior termination of this Agreement.

4




           (d) Expenses. During the Term the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Corporation in effect as of the date hereof or as they may be amended from time to time.

           (e) Office and support Staff. During the Term the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to those provided to the Executive as of the date hereof.

5. Termination.
           (a) Death. Except for the obligations of the Corporation set forth in Section 4(c) hereof, this Agreement shall terminate automatically upon the Executive's death. All benefits and compensation then accrued hereunder, and under any plans provided for under Section 4(c) hereof, shall be paid to the Executive's beneficiaries, legal representatives, or heirs as appropriate.

           (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness the Executive shall have been absent from the full-time performance of his duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given the Executive shall not have returned to the full-time performance of his duties, the Executive's employment may be terminated for disability. During such period of absence, the Executive shall continue to receive the benefits provided in Section 4 hereof and thereafter the Executive's benefits shall be determined under the Corporation's disability insurance plans and policies provided under Section 4(c) hereof.

           (c) Cause. The Corporation may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" shall mean (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of the Corporation or the Executive's conviction of a felony; (ii) any material violation by the Executive of his responsibilities set forth in Section 3 hereof; or (iii) any material breach of any provision of this agreement by Executive. If the Executive's employment is terminated for Cause, the Corporation shall pay the Executive his full accrued Base Salary through the date of such termination at the rate in effect at the time of such termination, and the Corporation shall have no further obligations to the Executive under this Agreement. The Executive's employment shall

5




not be terminated for Cause unless there shall have been delivered to the Executive a resolution duly adopted by the Board of Directors of the Corporation at a meeting of the Board which the Executive, together with his counsel, has an opportunity upon reasonable notice to attend and to address the Board, such resolution setting forth with particularity the basis for terminating the Executive for Cause.

           (d) Retirement. The Executive may terminate his employment hereunder by retirement, including early retirement, during the Term of the Agreement, under the Corporation's retirement policies existing on the date hereof or under any policy established for the Executive with his consent, provided that the Corporation consents to such retirement action.

6.  Non-exclusivity of Rights.
           Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Corporation or any of its affiliated companies, unless this Agreement is terminated for breach of the provisions contained in
Section 3(c) hereof. Amounts which are vested benefits under any plan or program of the Corporation or any of its affiliated companies shall be payable in accordance with the terms of such plan or program.

7.  No Set-Off; Legal Fees.
           The Corporation's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others unless this Agreement is terminated for cause for breach of the conditions set forth in Section 3(c) hereof. Unless it is finally determined by a court of competent jurisdiction that the Corporation has validly terminated the Executive's employment for Cause, the Corporation agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur in defending any contest by the Corporation or others of the validity or enforceability of, or liability under, any provision of this Agreement, plus interest on the total unpaid amount determined to be payable hereunder, for the period commencing on

6




the date of such contest and ending on the date on which the Corporation shall pay such total amount, provided Executive prevails in such contest.

8.  Receipt of Certain Benefits.

           It is the mutual intention of the Corporation and the Executive that the Executive shall receive the full benefit of those compensation plans and programs of the Corporation, including its retirement and pension plans and programs, being provided pursuant to Section 4 hereof which provide for benefits payable over periods beyond the particular year of employment ("Long-Term Plans"). Accordingly, the parties intend that, in the event of any breach by the Corporation of the terms hereof, damages for such breach shall include consequential damages for the loss of any benefits under such Long-Term Plans, which benefits would have become payable under such plans had the Executive completed the Term remaining at the time of such breach but which are not payable under such plans by reason of such breach.

9.  Confidential Information.
           The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation, Ford Motor Company, or any of their subsidiaries or affiliates, and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its
affiliated companies and which shall not be public knowledge.   During and
after the end of the term of employment, the Executive shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it.

10.  No Assignment; Assumption.
           This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall be binding upon any successor to the business or assets of the Corporation which assumes this Agreement expressly, by operation of law or otherwise.

11.  Miscellaneous.

7




           (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

           (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
                                  If to the Executive:
                                  14 Stewart Court
                                  Old Tappan,  New Jersey 07675

                                  If to the Corporation:
                                  225 Brae Boulevard
                                  Park Ridge, New Jersey 07656
                                  Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

           (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

           (d) The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.


1.   Integration and Supersession.
           This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof. Upon execution by both parties, this Agreement shall supersede and replace all prior

8




agreements, understandings and communications on this subject matter, including an Employment Agreement dated April 16, 1987 between The Hertz Corporation and Craig R. Koch; and an Amendment to Employment Agreement, dated December 30, 1987, between The Hertz Corporation and Craig R. Koch.




                 IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and the Executive has hereunto set his hand, all as of the day and year first above written.


                                  /s/ Craig R. Koch
                                  ---------------------------------------------

                                            Executive

                                  THE HERTZ CORPORATION



                                  By  /s/ Donald F. Steele
                                      -----------------------------------------
                                  Its Senior Vice President, Employee Relations
                                      -----------------------------------------



ATTEST:

/s/ Paul M. Tschirhart
---------------------------
     Asst. Secretary
         (Seal)